Exhibit 3.2

INDEX

BY-LAWS
As Amended through April 23, 2013
NOBLE ENERGY, INC.

NOBLE ENERGY, INC.

BY-LAWS

ARTICLE I
OFFICES
Section 1.    The registered office of the Corporation shall be 100 West Tenth Street, City of Wilmington, New Castle County, Delaware.
Section 2.    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    All meetings of the stockholders for the election of Directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2(a).    Annual meetings of stockholders shall be held on the fourth Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.
(b).    At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) be properly brought before the meeting by or at the direction of the Board of Directors or (iii) (1) be properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of notice provided for in this Section 2(b) and on the record date(s) for the determination of stockholders entitled to notice of and to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2(b) and (2) constitute a proper subject to be brought before the annual meeting. In order for business (other than the nomination of persons for election as directors, which must be made pursuant to Article III, Section 1(h) of these By-laws) to be properly brought before the annual meeting of stockholders by a stockholder, the business (including but not limited to stockholder proposals under Securities and Exchange Commission Rule 14a-8) must be legally proper, all applicable regulatory requirements complied with, and such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the annual meeting is called for a date that is not within 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; (iii) the class and number of shares of the Corporation that are owned beneficially or of record by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such stockholder and such beneficial owner; and (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and such beneficial owner in such business. No business brought by a stockholder shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 2(b). The filing of a stockholder notice as required by this Section 2(b) shall not, in and of itself, constitute the bringing of the business described therein before the annual meeting. The chairman of the meeting shall, if the facts warrant, determine that (1) the business proposed to be brought before the meeting is not a proper subject therefor and/or (2) such business was not properly brought before the meeting in accordance with the provisions hereof, and if he should so determine, he shall declare to the meeting that (1) the business proposed to be brought before the meeting is not a proper subject thereof and/or (2) such business was not properly brought before the meeting and shall not be transacted.
Section 3.    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Section 4.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 5.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 6.    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
Section 7.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 8.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 9.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting (other than the election of directors), unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. For avoidance of doubt, “abstentions” and “broker nonvotes” are considered for purposes of establishing a quorum but are not considered as votes cast either “for” or “against” any question brought before such meeting. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 1(h) of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. For purposes of this Article II, Section 9 of these By-laws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 10.    Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
Section 11(a).    Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.
(b).    Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.
(c).    Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 12.    Either the Board of Directors or, in the absence of an appointment of inspectors by the Board, the Chairman of the Board or the President shall, in advance of each meeting of the stockholders, appoint one or more inspectors to act at such meeting and make a written report thereof. In connection with any such appointment, one or more persons may, in the discretion of the body or person making such appointment, be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at any meeting of stockholders, the chairman of such meeting shall appoint one or more inspectors to act at such meeting. Each such inspector shall perform such duties as are required by law and as shall be specified by the Board, the Chairman of the Board, the President or the chairman of the meeting. Each such inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such an inspector.

ARTICLE III
DIRECTORS
Section 1(a).    The number of regular Directors which shall constitute the whole Board shall be not less than three nor more than fifteen. Within the limits above specified, the number of regular Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting.
(b).    A person shall be eligible to be elected a regular Director until the annual meeting next succeeding such person's 75th birthday.
(c).    The regular Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each regular Director elected shall hold office until his successor is elected and qualified.
(d).    All regular Directors who have served as such for not less than ten successive years at the time of the annual meeting next succeeding their 70th birthday shall automatically become Directors Emeritus to serve at the pleasure of the regular Board of Directors.
(e).    A Director Emeritus shall serve until his or her resignation as such or until terminated by a majority vote of the regular Board.
(f).    Directors Emeritus shall be entitled to attend and participate in all regular or special meetings of the Board of Directors and shall be entitled to all rights, privileges and perquisites of a regular Director except that such Director Emeritus shall have no duty or obligation to attend Board meetings, shall not be counted in determining a quorum, shall not serve on regular committees of the Board, shall have no vote and shall receive no annual compensation stipend.
(g).    Directors need not be stockholders.

(h).    Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may only be made by the Board of Directors (or any duly authorized committee thereof) or by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of notice provided for in this Section 2(b) and on the record date(s) for the determination of stockholders entitled to notice of and to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 1(h). In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not less than 120 calendar days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, no later than the close of business on the seventh day following the earlier of the day on which notice of the meeting was mailed or public disclosure of the meeting date was made. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder's notice to the Secretary must set forth: (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by such person and any other direct or indirect pecuniary economic interest in any capital stock of the Corporation of such person; (iv) a statement whether such person, if elected, intends to tender, promptly following such person's election or reelection, an irrevocable resignation effective upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation's Corporate Governance Guidelines; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is made: (i) the name and address, as they appear on the Corporation's books, of such stockholder and of such beneficial owner; (iii) the class and number of shares of the Corporation that are owned beneficially or of record by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such stockholder and such beneficial owner, and (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and such beneficial owner; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonable require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1(h). The chairman of the meeting shall determine whether a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded.
Section 2.    Vacancies and newly created directorships resulting from any increase in the authorized number of regular Directors may be filled by a majority of the regular Directors then in office, though less than a quorum, or by a sole remaining regular Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no regular Directors in office, then an election of regular Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the regular Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

Section 3.    The business of the Corporation shall be managed by its regular Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
Section 4.    The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Members of the Board, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.
Section 5.    The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the regular Directors.
Section 6.    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 7.    Special meetings of the Board may be called by the President on three days' notice to each Director, either personally or by mail, overnight courier service or electronic or wireless means. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two regular Directors.
Section 8.    At all meetings of the Board a majority of the regular Directors shall constitute a quorum for the transaction of business and the act of a majority of the regular Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 9.    Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all regular members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
COMMITTEES OF DIRECTORS
Section 10.    The Board of Directors may designate one or more committees, each committee to consist of two or more of the regular Directors of the Corporation. The Board may designate one or more regular Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, no such committee shall have the power or authority in reference to:
(a)    approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or

(b)    adopting, amending or repealing any By-law.

Any such committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11.    Each committee shall keep written minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS
Section 12.    All Directors may be paid their expenses; if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. Regular Directors may be paid an annual stipend or stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
NOTICES
Section 1.    Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the mail. Notice to Directors may also be given by overnight courier service or electronic or wireless means.
Section 2.    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of the By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS
Section 1.    The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer. The Board may designate from time to time either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation and may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 2.    The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer.
Section 3.    The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 4.    The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
Section 5.    The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
CHAIRMAN OF THE BOARD
Section 6.    The Chairman of the Board of Directors shall preside at meetings of the Board of Directors and of the stockholders. He shall have general power to execute bonds, mortgages, and other instruments requiring a seal, under the seal of the Corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. When the Board of Directors designates the Chairman as the Chief Executive Officer of the Corporation he shall have general supervision, direction and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall have such other specific duties as shall be assigned to him by the Board of Directors from time to time.
THE PRESIDENT
Section 7.    The President, in the absence or disability of the Chairman of the Board of Directors, shall preside at meetings of the Board of Directors and of the stockholders and shall perform the duties and exercise the powers of the Chairman of the Board of Directors. He shall have general power to execute bonds, mortgages and other instruments requiring a seal under the seal of the Corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. When designated as Chief Executive Officer of the Corporation, the President shall have general supervision, direction and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; otherwise, he shall be the chief operating officer of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board of Directors.
THE VICE PRESIDENTS
Section 8.    In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event more than one Vice President is elected, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
Section 9.    The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
Section 10.    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 11.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
Section 12.    He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
Section 13.    If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 14.    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
Section 1.    The Corporation shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation. The Corporation may indemnify any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was an employee or agent of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.
Section 2.    Notwithstanding the other provisions of this Article VI, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Section 3.    The rights conferred on any person by Section 1 of this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise. All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-laws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations arising in connection with any acts, omissions, facts or circumstances occurring prior to such repeal or modification.
Section 4.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another enterprise against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the applicable provisions of the Delaware General Corporation Law.
Section 5.    The Corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition; provided, however, that expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VI or otherwise. Such expenses (including attorneys' fees) incurred by present or former employees or agents of the

Corporation other than directors or officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

ARTICLE VII
CERTIFICATES OF STOCK
Section 1.    The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, signed by, or in the name of, the Corporation by the Chairman of the Board of Directors or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
Section 2.    Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
Section 3.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK
Section 4.    In the case of certificated shares of stock, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon its books. In the case of uncertificated shares of stock, upon receipt by the Corporation or the transfer agent of proper transfer instructions from the registered holder of the shares accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or transfer agent shall record the transaction upon the Corporation’s books.
FIXING RECORD DATE
Section 5(a).    In order that the Corporation may determine the stockholders entitled to notice of at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of a meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of the stockholders entitled to vote at the adjourned meeting.
(b).    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any person seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request was received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c).    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.
REGISTERED STOCKHOLDERS
Section 6.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII
GENERAL PROVISIONS
DIVIDENDS
Section 1.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
ANNUAL STATEMENT
Section 3.    The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
CHECKS
Section 4.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
FISCAL YEAR
Section 5.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
SEAL
Section 6.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX
AMENDMENTS
Section 1.    These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.